Exhibit 4.3

SPIRIT REALTY CAPITAL, INC.

SECOND SUPPLEMENTAL INDENTURE

Dated as of May 20, 2014

to

INDENTURE

Dated as of May 20, 2014

Related to 3.75% Convertible Senior Notes due 2021

WILMINGTON TRUST, NATIONAL ASSOCIATION

Trustee

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Second Supplemental Indenture dated as of May 20, 2014 (this “Supplemental Indenture”) between SPIRIT REALTY CAPITAL, INC., a company incorporated under the laws of Maryland (the “Company,” as more fully set forth in Section 1.01), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee,” as more fully set forth in Section 1.01) supplementing the Base Indenture (as defined below).

W I T N E S S E T H:

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of May 20, 2014 (the “Base Indenture,” and, as may be further supplemented or amended with respect to the Notes (as defined herein), including as supplemented or amended hereby, the “Indenture”), to provide for the issuance by the Company from time to time of Securities (as defined in the Base Indenture); and

WHEREAS, Section 2.2 and Section 9.1(i) of the Base Indenture provide that the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture, without the consent of any Securityholders (as defined in the Base Indenture), to, among other things, provide for the issuance of and establish the form and terms and conditions of Securities of any series as permitted by the Base Indenture; and

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 3.75% Convertible Senior Notes due 2021 (the “Notes”), initially in an aggregate principal amount not to exceed $345,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Supplemental Indenture.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Section 1.01 shall have the respective meanings assigned to them in this Section 1.01 and include the plural as well as the singular and, to the extent applicable, supersede the definitions thereof in the Base Indenture;

(b) all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture; and

(c) the words “herein,” “hereof” and “hereunder” and other words of similar import (i) when used with regard to any specified Article, Section or subdivision, refer to such Article, Section or subdivision of this Supplemental Indenture and (ii) otherwise, refer to this Supplemental Indenture as a whole and not to any particular Article, Section or subdivision.

“Additional Interest” shall have the meaning specified in Section 5.04.

“Additional Interest Notice” shall have the meaning specified in Section 5.04.

“Additional Shares” shall have the meaning specified in Section 9.03(a).

“Agent” means any Registrar, Paying Agent, Notice Agent, Conversion Agent or Bid Solicitation Agent.

“Averaging Period” shall have the meaning specified in Section 9.04(e).

“Base Indenture” shall have the meaning specified in the first paragraph of the recitals of this Supplemental Indenture.

“Bid Solicitation Agent” means the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 9.01(b)(i). The Trustee shall act as the initial Bid Solicitation Agent.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is, or banks in a place of payment are, authorized or required by law or executive order to close or be closed.

“Cash Settlement” shall have the meaning specified in Section 9.02(a).

“Clause A Distribution” shall have the meaning specified in Section 9.04(c).

“Clause B Distribution” shall have the meaning specified in Section 9.04(c).

“Clause C Distribution” shall have the meaning specified in Section 9.04(c).

“Close of business” means 5:00 p.m. (New York City time).

“Combination Settlement” shall have the meaning specified in Section 9.02(a).

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of the Company, par value $0.01 per share, at the date of this Supplemental Indenture, subject to Section 9.07.

“Company” shall have the meaning specified in the first paragraph of this Supplemental Indenture, and subject to the provisions of Article 8, shall include its successors and assigns.

“Conversion Agent” means the office or agency maintained by the Company where the Notes may be surrendered for conversion. The Trustee shall act as the initial Conversion Agent.

“Conversion Date” shall have the meaning specified in Section 9.02(c).

“Conversion Obligation” shall have the meaning specified in Section 9.01(a).

“Conversion Price” means as of any time, $1,000, divided by the Conversion Rate as of such time.

“Conversion Rate” shall have the meaning specified in Section 9.01(a).

“Corporate Trust Office” means, with respect to the Notes, the office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 50 S. Sixth Street, Suite 1290, Minneapolis, MN 55402, Attention: Spirit Realty Capital, Inc. 3.75% Convertible Senior Notes due 2021 Account Manager or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Daily Conversion Value” means, for each of the twenty (20) consecutive Trading Days during the relevant Observation Period, five percent (5%) of the product of (1) the Conversion Rate of the Notes on such Trading Day and (2) the Daily VWAP for such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by twenty (20).

“Daily Settlement Amount,” for each of the twenty (20) consecutive Trading Days during the Observation Period, shall consist of, with respect to each $1,000 principal amount of Notes to be converted:

(a) cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and

(b) if such Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between such Daily Conversion Value and such Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the twenty (20) consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “SRC.N <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one (1) share of the Company’s Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Distributed Property” shall have the meaning specified in Section 9.04(c).

“Dividend Threshold” shall have the meaning specified in Section 9.04(d).

“Effective Date” shall have the meaning specified in Section 9.03(c), except that, as used in Section 9.04, “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Event of Default” shall have the meaning specified in Section 5.02.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Expiration Date” shall have the meaning specified in Section 9.04(e).

“Expiration Time” shall have the meaning specified in Section 9.04(e).

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Wholly Owned Subsidiaries and the employee benefit plans of the Company and its Wholly Owned Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than fifty percent (50%) of the voting power of the Company’s Common Equity;

(b) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or a change in par value, or from par value to no par value or vice versa) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Wholly Owned Subsidiaries; provided, however, that a transaction described in clause (A) or (B), (i) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than fifty percent (50%) of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction or (ii) effectuated solely to change the Company’s jurisdiction of incorporation or to form a holding company for the Company that results in (1) the surviving entity or the holding company becoming the sole or joint obligor on the Notes, (2) a reclassification or share exchange or similar exchange of the outstanding Common Stock into solely Common Equity in the surviving entity that is listed or quoted on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors) and (3) such Common Equity becoming the Reference Property for the Notes, shall not be a Fundamental Change pursuant to this clause (b);

(c) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(d) the Common Stock (or other Reference Property) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clause (a) or (b) above shall not constitute a Fundamental Change, if at least ninety percent (90%) of the consideration received or to be received by the common stockholders of the Company (excluding cash payments for fractional shares or pursuant to dissenter’s rights) in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and, as a result of such transaction or transactions, the Notes become convertible (assuming Physical Settlement) into such consideration, excluding cash payments for fractional shares.

“Fundamental Change Company Notice” shall have the meaning specified in Section 10.01(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 10.01(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 10.01(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 10.01(a).

“Holder,” as used in this Supplemental Indenture, means any Person in whose name at the time a particular Note is registered in the books of the Registrar.

“Indenture” shall have the meaning specified in the first paragraph of the recitals of this Supplemental Indenture.

“Interest Payment Date” means each May 15 and November 15 of each year, beginning on November 15, 2014.

“Last Reported Sale Price” of the Common Stock on any Trading Day means the closing sale price per share (or if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded, without regard to after-hours or extended market trading. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on such Trading Day as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and last ask prices for the Common Stock on such Trading Day from each of at least three (3) nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Market Disruption Event” means (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or future contracts relating to the Common Stock.

“Maturity Date” means May 15, 2021.

“Measurement Period” shall have the meaning specified in Section 9.01(b)(i).

“Merger Common Stock” shall have the meaning specified in Section 9.07(e)(i).

“Merger Event” shall have the meaning specified in Section 9.07(a).

“Merger Valuation Percentage” for any Merger Event shall be equal to (x) the arithmetic average of the Last Reported Sale Prices of one (1) share of such Merger Common Stock over the Merger Valuation Period for such Merger Event (determined as if references to “Common Stock” in the definition of “Last Reported Sale Price” were references to the “Merger Common Stock” for such Merger Event), divided by (y) the arithmetic average of the Last Reported Sale Prices per share of Common Stock over such Merger Valuation Period.

“Merger Valuation Period” for any Merger Event means the five (5) consecutive Trading Days immediately preceding, but excluding, the effective date of such Merger Event.

“Non-Recourse Indebtedness” means, with respect to a Person, indebtedness for borrowed money in respect of which recourse for payment is contractually limited to specific assets of such Person encumbered by a lien securing such indebtedness, provided that such contractual limitation to specific assets may include customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, involuntary bankruptcy and other similar exceptions to recourse liability.

“Note” or “Notes” shall have the meaning specified in the third paragraph of the recitals of this Supplemental Indenture.

“Notice of Conversion” shall have the meaning specified in Section 9.02(b).

“Observation Period” with respect to any Note surrendered for conversion means: (i) subject to clause (ii) below, if the relevant Conversion Date occurs prior to November 15, 2020, the twenty (20) consecutive Trading Day period beginning on, and including, the second (2nd) Trading Day immediately succeeding such Conversion Date; (ii) if the relevant Conversion Date occurs on or after the date of the Company’s issuance of a Redemption Notice with respect to the Notes pursuant to Section 11.03 and prior to the relevant Redemption Date, the twenty (20) consecutive Trading Days beginning on, and including, the twenty second (22nd) Scheduled Trading Day immediately preceding such Redemption Date; and (iii) subject to clause (ii) above, if the relevant Conversion Date occurs on or after November 15, 2020, the twenty (20) consecutive Trading Days beginning on, and including, the twenty second (22nd) Scheduled Trading Day immediately preceding the Maturity Date.

“Open of business” means 9:00 a.m. (New York City time).

“Ownership Limitations” shall have the meaning specified in Section 9.11

“Physical Notes” means any Note that is not a Global Security.

“Physical Settlement” shall have the meaning specified in Section 9.02(a).

“Preliminary Prospectus Supplement” means the preliminary prospectus supplement dated May 13, 2014 relating to the offering and sale of the Notes.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Recourse Indebtedness” means indebtedness for borrowed money other than Non-Recourse Indebtedness.

“Redemption” shall have the meaning specified in Section 11.02.

“Redemption Date” shall have the meaning specified in Section 11.03.

“Redemption Notice” shall have the meaning specified in Section 11.03.

“Redemption Price” means, for any Note to be redeemed pursuant to Section 11.01, one hundred percent (100%) of the principal amount of such Note, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the Company will pay, on such Interest Payment Date, the full amount of accrued and unpaid interest to the Holder of such Note as of the close of business on such Regular Record Date, and the Redemption Price will be equal to one hundred percent (100%) of the principal amount of such Note).

“Reference Property” shall have the meaning specified in Section 9.07(a).

“Reference Property Unit” shall have the meaning specified in Section 9.07(a).

“Regular Record Date” means (1) with respect to an Interest Payment Date falling on May 15, the immediately preceding May 1; and (2) with respect to an Interest Payment Date falling on November 15, the immediately preceding November 1.

“REIT” means a “real estate investment trust” for U.S. federal income tax purposes.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Amount” has the meaning specified in Section 9.02(a)(iv).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Notice” has the meaning specified in Section 9.02(a)(iii).

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Specified Dollar Amount” means, with respect to any Note to be converted, the maximum cash amount per $1,000 principal amount of Notes (excluding cash, if any, to be paid in lieu of any fractional share of Common Stock) to be received upon conversion as specified (or deemed to be specified) in the Settlement Notice for such conversion.

“Spin-Off” shall have the meaning specified in Section 9.04(c).

“Stock Price” shall have the meaning specified in Section 9.03(c).

“Successor Company” shall have the meaning specified in Section 8.02(a).

“Supplemental Indenture” shall have the meaning specified in the first paragraph of this Supplemental Indenture.

“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a Last Reported Sale Price must be determined) generally occurs on The New York Stock Exchange or, if the Common Stock (or such other security) is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded, and (ii) a Last Reported Sale Price for the Common Stock (or such other security) is available on such securities exchange or market, provided, that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day. Notwithstanding the foregoing, for the purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, provided that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any Trading Day means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for five million dollars ($5,000,000) principal amount of Notes at approximately 3:30 p.m., New York City time, on such Trading Day from three (3) independent nationally recognized securities dealers the Company selects for such purpose and whose names the Company provide to the Bid Solicitation Agent; provided, however, that if three (3) such bids cannot reasonably be obtained by the Bid Solicitation Agent but two (2) such bids are obtained, then the average of the two (2) bids shall be used, and if only one (1) such bid can reasonably be obtained by the Bid Solicitation Agent, that one (1) bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one (1) bid for five million dollars ($5,000,000) principal amount of Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than ninety eight percent (98%) of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for the Notes. If the Company does not, when the Company is required to, instruct the Bid Solicitation Agent to obtain bids from nationally recognized securities dealers selected by the Company, or if the Company gives such instruction to the Bid Solicitation Agent and the Bid Solicitation Agent fails to make such determination, then, in either case, the Trading Price per $1,000 principal amount of such Notes will be deemed to be less than ninety eight percent (98%) of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate on each Trading Day of such failure.

“Trading Price Condition” shall have the meaning specified in Section 9.01(b)(ii).

“Trigger Event” shall have the meaning specified in Section 9.04(c).

“Valuation Period” shall have the meaning specified in Section 9.04(c).

“Wholly Owned Subsidiary” means, with respect to any person, any Subsidiary of such person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.

Section 1.02. References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in the Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 5.04. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Section 1.03. Outstanding Notes. With respect to the Notes, for purposes of Section 2.9 of the Base Indenture, Notes converted pursuant to Article 9 shall be deemed not to be outstanding.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01. Scope of Supplemental Indenture. This Supplemental Indenture amends and supplements the provisions of the Base Indenture, to which provisions reference is hereby made. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time in accordance herewith, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. With respect to the Notes, the provisions of this Supplemental Indenture shall supersede any conflicting provisions in the Base Indenture.

Section 2.02. Designation and Amount. The Notes shall be designated as the “3.75% Convertible Senior Notes due 2021.” The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is initially limited to $345,000,000, subject to Section 2.07 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.7, Section 2.8 or Section 2.11 of the Base Indenture or pursuant to any provision of the Indenture that provides for the issuance and authentication of any Notes representing any unconverted, unrepurchased or unredeemed portion of any Note to be converted pursuant to Article 9, repurchased pursuant to Article 10 or redeemed pursuant to Article 11.

Section 2.03. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of the Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.04. The Depositary. The Depository Trust Company shall be the initial Depositary of the Notes.

Section 2.05. Date and Denomination of Notes; Payments of Interest. (a) The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and in integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month.

(b) The person in whose name any Note is registered on the books of the Registrar at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes, which shall initially be the Corporate Trust Office. The Company shall pay interest (i) on any Physical Note (A) to Holders holding such Notes having an aggregate principal amount of five million dollars ($5,000,000) or less, by check mailed to the Holders of these Notes at their address as it appears in the Registrar and (B) to Holders holding such Notes having an aggregate principal amount of more than five million dollars ($5,000,000), either by check mailed to such Holders or, upon application by such a Holder to Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary or (ii) on any Note that is a Global Security by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Section 2.06. Cancellation of Notes Converted. For purposes of the Notes, “, conversion” shall be deemed to be inserted after the term “replacement” in Section 2.12 of the Base Indenture.

Section 2.07. Additional Notes; Repurchases. Notwithstanding anything in the Indenture or the Notes to the contrary, the Company may, without the consent of the Holders, reopen the Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (other than differences in the issue price, the initial interest payment date and interest accrued prior to the issue date of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the

Notes initially issued hereunder for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP number. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, as the Trustee shall reasonably request. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private repurchase or exchange or a public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.12 of the Base Indenture.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01. Satisfaction and Discharge. For purposes of the Notes, this Section 3.01 shall replace in its entirety Article VIII of the Base Indenture, and all references in the Base Indenture to Article VIII thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Section 3.01 and the applicable provisions set forth in this Section 3.01, respectively. The Indenture shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect with Respect to the Notes, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture with respect to the Notes, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.8 of the Base Indenture and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in 8.5 of the Base Indenture) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Redemption Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash (or, with respect to Notes to be converted, the consideration due upon such conversion) sufficient to pay all of the outstanding Notes and all other sums due and payable, with respect to the Notes (including, without limitation sums due to the Trustee with respect to the Notes), under the Indenture by the Company; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture have been complied with. Notwithstanding the satisfaction and discharge of the Indenture, the obligations of the Company to the Trustee under Section 7.7 of the Base Indenture shall survive.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01. Reports. (a) The Company shall file with the Trustee, within fifteen (15) days after the same are required to be filed with the Commission, copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act or any successor thereto). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be filed with the Trustee for purposes of this Section 4.01 at the time such documents are filed via the EDGAR system. Notwithstanding anything to the contrary, the Company shall in no event be required to file with, or otherwise provide or disclose to, the Trustee or any Holder any information for which the Company is seeking, or has received, confidential treatment from the Commission.

(b) Delivery of the reports and documents described in subsection Section 4.01 to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officers’ Certificate). The Trustee shall have no duty or responsibility to monitor the filing by the Company of any reports via the Commission’s EDGAR system (or any successor thereto) or to determine whether such filings have been made.

Section 4.02. Compliance Certificate; Statements as to Defaults. Section 4.3 of the Base Indenture shall not apply to the Notes. The Company shall be required to deliver to the Trustee, within one hundred and twenty (120) days after the end of each of its fiscal years, an Officer’s Certificate indicating whether the signers thereof know of any Default with respect to the Notes that occurred during the previous year. The Company shall also deliver to the Trustee, within thirty (30) days after the occurrence thereof, written notice of any event that would constitute a Default, its status and what action the Company is taking or proposing to take in respect thereof.

Section 4.03. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the Indenture.

ARTICLE 5

DEFAULTS AND REMEDIES

Section 5.01. Applicability of Article VI of the Base Indenture. For purposes of the Notes, this Article 5 shall replace in its entirety Article VI of the Base Indenture, and all references in the Base Indenture to Article VI thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 5 and the applicable provisions set forth in this Article 5, respectively.

Section 5.02. Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes.

(a) default in any payment of interest on any Note when due and payable, and the default continues for a period of thirty (30) days;

(b) default in the payment of principal of any Note when due and payable on the Maturity Date, upon Redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(c) failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a Holder’s conversion right, and such default is not cured within five (5) Business Days;

(d) failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 10.01(c), and such failure is not cured within ten (10) days after the due date for such notice, or failure by the Company to issue notice of a specified corporate event in accordance with Section 9.01(b)(iv) or Section 9.01(b)(v) when due, and such failure is not cured within five (5) days after the due date for such notice;

(e) failure by the Company to comply with its obligations under Article 8;

(f) failure by the Company for sixty (60) days after written notice to the Company from the Trustee or to the Company and the Trustee from the Holders of at least twenty five percent (25%) in principal amount of the Notes then outstanding has been received by the Company to comply with any of the Company’s other agreements contained in the Notes or the Indenture;

(g) default by the Company or any Significant Subsidiary with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any Recourse Indebtedness for money borrowed in excess of thirty five million dollars ($35,000,000) (or its foreign currency equivalent) in the aggregate of the Company and/or any such Subsidiary, whether such indebtedness now exists or shall hereafter be created, (i) resulting in such Recourse Indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such Recourse Indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise; provided, however, that no such Default shall constitute an Event of Default unless such Default is not cured or waived within thirty (30) days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least twenty five percent (25%) in aggregate principal amount of Notes then outstanding;

(h) the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(i) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days.

The above definition of Event of Default shall, for purposes of the Notes, replace the definition of Event of Default in the Base Indenture.

Section 5.03. Acceleration; Rescission and Annulment . If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 5.02(h) or Section 5.02(i) with respect to the Company), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in the Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 5.02(h) or Section 5.02(i) with respect to the Company (and not solely with respect to one or more of its Significant Subsidiaries) occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes at such time) and amounts due to the Trustee pursuant to Section 7.7 of the Base Indenture, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under the Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured, waived or otherwise remedied pursuant to Section 5.10, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences, and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture and the Notes; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary in the Indenture or the Notes, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the

Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

Section 5.04. Additional Interest. Notwithstanding anything in the Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to (i) the failure by the Company to file with the Trustee, to the extent required pursuant to Section 314(a)(1) of the TIA any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) the Company’s failure to comply with its obligations as set forth in Section 4.01(a) shall after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest (“Additional Interest”) on the Notes at a rate equal to (a) 0.25% per annum of the principal amount of the Notes outstanding for the first 180 days during which such Event of Default is continuing and (b) 0.50% per annum of the principal amount of the Notes outstanding for the 180 days thereafter during which such Event of Default is continuing. If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 361st day after such Event of Default (if the Event of Default relating to the Company’s failure to file is not cured or waived prior to such 361st day), the Notes shall be immediately subject to acceleration as provided in Section 5.03. In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 5.04 or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 5.03.

In order to elect to pay Additional Interest as the sole remedy during the first 360 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify all Holders of the Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 360-day period. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 5.03. If the Company elects to pay Additional Interest to Holders of the Notes pursuant to this Section 5.04, then the Company will provide written notice (an “Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than five (5) days prior to the proposed payment date for such Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Additional Interest, or with respect to the nature, extent or calculation of the amount of Additional Interest owed or with respect to the method employed in such calculation of the Additional Interest.

Section 5.05. Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 5.02 shall have occurred, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.7 of the Base Indenture. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.05, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.7 of the Base Indenture; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.7 of the Base Indenture, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under the Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of the Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 5.10 or any rescission and annulment pursuant to Section 5.03 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 5.06. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 5 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies:

First, to the payment of all amounts due the Trustee (including, without limitation, in its capacity as an Agent) under Section 7.7 of the Base Indenture;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the due date of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Redemption Price and the Fundamental Change Repurchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price and the cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price and any cash due upon conversion) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 5.07. Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion of a Note, no Holder of any Note shall have any right by virtue of or by availing of any provision of the Indenture or the Notes to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b) Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c) such Holders shall have offered to the Trustee such security or indemnity satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(d) the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e) no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such sixty (60) day period pursuant to Section 5.10, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of the Indenture or the Notes to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture or the Notes, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 5.07, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of the Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in the Indenture or such Note, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 5.08. Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion (and subject to the provisions of Sections 7.1, 7.2 and 7.7 of the Base Indenture) proceed to protect and enforce the rights vested in it by the Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in the Indenture, or to enforce any other legal or equitable right vested in the Trustee by the Indenture or by law.

Section 5.09. Remedies Cumulative and Continuing. All powers and remedies given by this Article 5 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in the Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 5.07, every power and remedy given by this Article 5 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 5.10. Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with the Indenture, (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction, and (c) the Trustee may demand security or indemnity satisfactory to it in accordance with Sections 7.1 and 7.2 of the Base Indenture. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Redemption Price and any Fundamental Change Repurchase Price) of, the Notes when due or (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.10, said Default or Event of Default shall for all purposes of the Notes and the Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 5.11. Notice of Defaults. The Trustee shall, within ninety (90) days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge,

send to all Holders notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 5.12. Undertaking to Pay Costs. All parties to the Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 5.12 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than ten percent (10%) in principal amount of the Notes at the time outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Redemption Price and the Fundamental Change Repurchase Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 9.

ARTICLE 6

HOLDERS’ MEETINGS

Section 6.01. Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 6 for any of the following purposes:

(a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under the Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under the Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article VII of the Base Indenture;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 7.02; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of the Indenture or under applicable law.

Section 6.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 6.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01 of the Base Indenture, shall be sent to Holders of such Notes. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 6.03. Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 6.01, by mailing notice thereof as provided in Section 6.02.

Section 6.04. Qualifications for Voting. To be entitled to vote at any meeting of Holders a person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 6.05. Regulations. Notwithstanding any other provisions of the Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 6.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04 of the Base Indenture, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of

Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 6.02 or Section 6.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 6.06. Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 6.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 6.07. No Delay of Rights by Meeting. Nothing contained in this Article 6 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of the Indenture or of the Notes.

ARTICLE 7

SUPPLEMENTAL INDENTURES

Section 7.01. Supplemental Indentures Without Consent of Holders. For purposes of the Notes, this Section 7.01 shall replace in its entirety Section 9.1 of the Base Indenture, and all references in the Base Indenture to Section 9.1 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Section 7.01 and the applicable provisions set forth in this Section 7.01, respectively.

Without the consent of any Holder, the Company (when authorized by a Board Resolution) and the Trustee, at any time and from time to time, may, with respect to the Notes, amend the Indenture or the Notes for any of the following purposes:

(a) to conform the terms of the Indenture or the Notes to the description thereof in the Preliminary Prospectus Supplement, as supplemented by the issuer free writing prospectus related to the offering of the Notes filed by the Company with the Commission pursuant to Rule 433 under the Securities Act on May 15, 2014;

(b) to evidence the succession by a Successor Company and to provide for the assumption by a Successor Company of the Company’s obligations under the Indenture;

(c) to add guarantees with respect to the Notes;

(d) to secure the Notes;

(e) to add to the Company’s covenants such further covenants, restrictions or conditions for the benefit of the Holders (or any other holders) or surrender any right or power conferred upon the Company by the Indenture;

(f) to cure any ambiguity, omission, defect or inconsistency in the Indenture or the Notes, including to eliminate any conflict with the TIA, or to make any other change that does not adversely affect the rights of any Holder in any material respect;

(g) to provide for a successor Trustee;

(h) to comply with the applicable procedures of the Depository;

(i) to comply with any requirement of the Commission in connection with the qualification of the Indenture under the TIA; or

(j) to irrevocably elect a Settlement Method or a Specified Dollar Amount.

Upon the written request of the Company, the Trustee is hereby authorized to, and shall, join with the Company in the execution of any such amendment of the Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any such amendment that affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 7.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 7.02.

Section 7.02. Supplemental Indentures with Consent of Holders. For purposes of the Notes, this Section 7.02 shall replace in its entirety Section 9.2 of the Base Indenture, and all references in the Base Indenture to Section 9.2 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Section 7.02 and the applicable provisions set forth in this Section 7.02, respectively. With the consent of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company’s expense, at any time and from time to time, may, with respect to the Notes, amend the Indenture or the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or the Notes or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such amendment shall:

(a) reduce the percentage in aggregate principal amount of Notes Outstanding necessary to waive any past Default or Event of Default;

(b) reduce the rate of interest on any Note or change the time for payment of interest on any Note;

(c) reduce the principal of any Note or change the Maturity Date;

(d) change the place or currency of payment on any Note;

(e) make any change that impairs or adversely affects the conversion rights of any Notes;

(f) reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the rights of the Holders of the Notes the Company’s obligation to pay the Fundamental Change Repurchase Price, whether through an amendment or waiver of provisions in the covenants, definitions related thereto or otherwise;

(g) impair the right of any Holder of Notes to receive payment of principal of, and interest, if any, on, its Notes, or the right to receive the consideration due upon conversion of its Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment or delivery, as the case may be, with respect to such Holder’s Notes;

(h) modify the ranking provisions of the Indenture in a manner that is adverse to the rights of the Holders of the Notes; or

(i) make any change to the provisions of this Article 7 that requires each Holder’s consent or in the waiver provisions in Section 5.10 of this Supplemental Indenture if such change is adverse to the rights of Holders of the Securities.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee is hereby authorized to, and shall, join with the Company in the execution of any such amendment to the Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any such amendment that affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Holders do not need under this Section 7.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall send to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

SECTION 7.03 Documents to Be Given to the Trustee. In addition to the documents required by Section 10.4 of the Base Indenture, in connection with any amendment or supplemental indenture executed pursuant to this Article 7, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel, with respect to which the Trustee shall be entitled to rely on as conclusive evidence, that such supplemental indenture complies with the requirements of this Article 7 and is permitted or authorized by the Indenture, and an Opinion of Counsel that such supplemental indenture is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to customary exceptions and qualifications).

ARTICLE 8

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 8.01. Applicability of Article V of the Base Indenture. For purposes of the Notes, this Article 8 shall replace in its entirety Article V of the Base Indenture, and all references in the Base Indenture to Article V thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 8 and the applicable provisions set forth in this Article 8, respectively.

Section 8.02. Company May Consolidate, Etc. on Certain Terms. Subject to Section 8.03, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to, another person (other than the Company or one or more of its Subsidiaries), unless:

(a) the resulting, surviving or transferee person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes and the Indenture with respect to the Notes; and

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under the Indenture.

Section 8.03. Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Company with respect to the Notes, such Successor Company (if not the Company) shall succeed to and, except in the case of any such lease, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor

Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon a Company Order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 8, the person named as the “Company” in the first paragraph of this Supplemental Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 8) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under the Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 8.04. Opinion of Counsel to Be Given to Trustee. No such consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel, with respect to which the Trustee shall be entitled to rely on as conclusive evidence, that such consolidation, merger, sale, conveyance, transfer or lease and such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, are permitted or authorized by the Indenture and comply with the provisions of this Article 8.

ARTICLE 9

CONVERSION OF NOTES

Section 9.01. Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article 9, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of the conditions described in Section 9.01(b), at any time prior to the close of business on the Business Day immediately preceding November 15, 2020 under the circumstances and during the periods set forth in Section 9.01(b), and (ii) regardless of the conditions described in Section 9.01(b), at any time on or after November 15, 2020 and prior to the close of business on the second (2nd) Scheduled Trading Day Business Day immediately preceding the Maturity Date, in each case, based on an initial conversion rate of 76.3636 shares of Common Stock (subject to adjustment as provided in this Article 9, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 9.02, the “Conversion Obligation”).

(b) (i) Prior to the close of business on the Business Day immediately preceding November 15, 2020, a Holder of Notes may surrender all or any portion of its Notes for conversion at any time during any calendar quarter commencing after the calendar quarter ending on June 30, 2014 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for each of at least twenty (20) Trading Days (whether or not consecutive) during the period of thirty (30) consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than or equal to one hundred and thirty percent (130%) of the Conversion Price for the Notes on such Trading Day. If the Notes become convertible pursuant to this Section 9.01(b)(i), the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the same as promptly as reasonably practicable.

(ii) Prior to the close of business on the Business Day immediately preceding November 15, 2020, a Holder may surrender all or any portion of its Notes for conversion at any time during the five (5) Business Day period immediately after any ten (10) consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with this subsection (b)(ii), for each Trading Day of the Measurement Period was less than ninety eight percent (98%) of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such Trading Day (the condition set forth in this sentence, the “Trading Price Condition”). The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(ii) and the definition of Trading Price set forth in this Supplemental Indenture. If applicable, the Company shall provide written notice to the Bid Solicitation Agent of the three (3) independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent shall have no obligation to determine the Trading Price per $1,000 principal amount of the Notes unless the Company has requested such determination and provided it with the names of at least three (3) nationally recognized securities dealers; and the Company shall have no obligation to make such request unless a Holder of a Note requests that the Company does so in writing and provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Notes would be less than ninety eight percent (98%) of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for the Notes. At such time, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of the Notes is greater than or equal to ninety eight percent (98%) of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for the Notes. If the Trading Price Condition has been met, the Company will so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee). If, at any time after the Trading Price condition has been met, the Trading Price per $1,000 principal amount of the Notes is greater than or equal to ninety eight percent (98%) of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for the Notes, the Company will so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee).

(iii) If the Company calls any or all of the Notes for redemption pursuant to Article 11 prior to the close of business on the Business Day immediately preceding November 15, 2020, then a Holder may surrender all or any portion of its Notes for conversion at any time prior to the close of business on the Scheduled Trading Day prior to the Redemption Date, even if the Notes are not otherwise convertible at such time. After that time, the right to convert such Notes as a result of such redemption shall expire, unless the Company defaults in the payment of the Redemption Price, in which case a Holder of Notes may convert its Notes until the Redemption Price has been paid or duly provided for.

(iv) If, prior to the close of business on the Business Day immediately preceding November 15, 2020, the Company elects to:

(A) issue to all or substantially all holders of the Common Stock any rights, options or warrants (other than any issuance of any rights, options or warrants issued under a stockholder rights plan that are (i) transferable with shares of Common Stock, including upon conversion, and (ii) not exercisable until the occurrence of a triggering event; provided that such rights, options or warrants will be deemed issued under this clause (ii)(A) upon the separation of such rights, options or warrants from the Common Stock, or upon the occurrence of such triggering event) entitling them, for a period of not more than forty five (45) calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B) distribute to all or substantially all holders of the Common Stock the Company’s assets, securities or rights to purchase securities of the Company (excluding for this purpose a distribution solely in the form of cash required to preserve the Company’s status as a REIT), which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding ten percent (10%) of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the date of announcement for such distribution, then, in either case, the Company shall notify all Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) at least thirty (30) Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, a Holder may surrender all or any portion of its Notes for conversion at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Company’s announcement that such issuance or distribution will not take place, in each case, even if the Notes are not otherwise convertible at such time.

Notwithstanding the foregoing, the Notes will not become convertible pursuant to the provisions set forth in this clause (iv) if Holders of the Notes participate, at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this clause (iv) without having to convert their Notes as if they held, for each $1,000 principal amount of Notes so held, a number of shares of Common Stock equal to the Conversion Rate.

(v) If a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs prior to the close of business on the Business Day immediately preceding November 15, 2020, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Section 10.01, or if the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, in each case, pursuant to which the Common Stock would be converted into cash, securities or other assets, all or any portion of a Holder’s Notes may be surrendered for conversion at any time from or after the effective date of the transaction or event until thirty five (35) Trading Days after the actual effective date of such transaction or event or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) as promptly as reasonably practicable following the date the Company publicly announces such transaction.

Section 9.02. Conversion Procedure; Settlement Upon Conversion.

(a) Subject to this Section 9.02, Section 9.03(b) and Section 9.07(a), upon conversion of any Note, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 9.02 (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 9.02 (“Combination Settlement”), at its election, as set forth in this Section 9.02.

(i) All conversions for which the relevant Conversion Date occurs on or after November 15, 2020, and all conversions for which the relevant Conversion Date occurs after the Company’s issuance of a Redemption Notice with respect to the Notes and prior to the related Redemption Date, shall be settled using the same Settlement Method.

(ii) Except for any conversions for which the relevant Conversion Date occurs after the Company’s issuance of a Redemption Notice with respect to the Notes but prior to the related Redemption Date, and any conversions for which the relevant Conversion Date occurs on or after November 15, 2020, the Company shall use the same Settlement Method for all conversions with the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates.

(iii) If the Company elects a Settlement Method, the Company will send a notice (a “Settlement Notice”) to the relevant converting Holders through the Trustee of the Settlement Method the Company has elected no later than the close of business on the Trading Day immediately following the related Conversion Date (or in the case of any conversions for which the relevant Conversion Date occurs (i) subject to clauses (ii), after the date of issuance of a Redemption Notice and prior to the related Redemption Date, in such Redemption Notice, (ii) on or after November 15, 2020, no later than November 15, 2020). If the Company does not timely elect a Settlement Method, the Company will no longer have the right to elect Cash Settlement or Physical Settlement and the Company will be deemed to have elected Combination Settlement in respect of the Company’s Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes will be equal to $1,000. If the Company elects Combination Settlement, but the Company does not timely notify converting Holders of the Specified Dollar Amount per $1,000 principal amount of Notes, then such Specified Dollar Amount will be deemed to be $1,000. Notwithstanding anything to the contrary in the Indenture or the Notes, the failure to deliver a Settlement Notice shall not be deemed to be a Default or Event of Default and, instead, the applicable Settlement Method shall be determined pursuant to the two immediately preceding sentences.

(iv) The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver (or cause its stock transfer agent to deliver) to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion;

(B) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, cash in an amount equal to the sum of the Daily Conversion Values for each of the twenty (20) consecutive Trading Days during the Observation Period for such conversion; and

(C) if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the twenty (20) consecutive Trading Days during the Observation Period for such conversion.

(v) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the relevant Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash, if any, payable in lieu of delivering any fractional share of Common Stock, the

Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash, if any, payable in lieu of delivering fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b) Subject to Section 9.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Note that is a Global Security, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date as set forth in Section 9.02(h) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date as set forth in Section 9.02(h). The Trustee (and, if different, the Conversion Agent) shall notify the Company of any communication from the Depositary regarding a conversion (in the case of clause (i) above) or receipt of any conversion-related document (in the case of clause (ii) above), in each case promptly and, in any event, no later than the Business Day immediately following the date the Trustee or Conversion Agent, as the case may be, receives the same. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 10.02.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. Except as provided in Section 9.03 and Section 9.07, the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the third Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, or on the third Business Day immediately following the last Trading Day of the Observation Period, in the case of any other Settlement Method; provided, however, that, notwithstanding the foregoing, for any conversion to which Physical Settlement applies where the Conversion Date is on or after the twenty second (22nd) Scheduled Trading Day immediately preceding the Maturity Date, (i) the Company will deliver the consideration due in respect of such conversion on the later of (x) the third (3rd) Business Day immediately following such Conversion Date and (y) the Maturity Date; and (ii) the person in whose name any shares of Common Stock comprising such consideration is to be issued will be deemed to be a holder of record of such shares on the third (3rd) Business Day immediately preceding the date the Company is required to deliver such consideration, provided that if the Conversion Rate is adjusted at any time on or after such Conversion Date to, and including, the second (2nd) Scheduled Trading Day immediately preceding the Maturity Date, then such conversion shall be settled on the basis of the Conversion Rate as so adjusted.

If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued by its stock transfer agent, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation. Prior to the issuance of Common Stock, the Company shall give the Conversion Agent notice of the number of shares of Common Stock being so issued and the method by which the issuance shall take place. Any required funds due to a converting Holder in connection with a Cash Settlement or Combination Settlement shall be delivered to the Paying Agent. For the avoidance of doubt, neither the Conversion Agent nor the Trustee shall have any responsibility for the issuance by the Company of shares of Common Stock.

(d) If any Physical Note is surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of such Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of such Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment by the converting Holder of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e) If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax or similar governmental charge due on the issue of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Company (or, if the stock certificates are delivered by the Company to the Conversion Agent for further delivery to the converting Holder, the Conversion Agent) may refuse to deliver the certificates representing (or cause the book-entry transfer of) the shares of Common Stock being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f) Except as provided in Section 9.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note.

(g) Upon the conversion of an interest in a Note that is a Global Security, the Trustee shall make a notation on such Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date will receive, on the corresponding Interest Payment Date, the full amount of interest payable on such Notes on such Interest Payment Date notwithstanding the conversion. However, Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable, on such Interest Payment Date, on such Notes; provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; (3) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (4) to the extent of any overdue interest, if any overdue interest exist at the time of conversion with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record as of the close of business on the Regular Record Date immediately preceding the Maturity Date shall receive, on the Maturity Date, the full interest payment due on the Maturity Date regardless of whether their Notes have been converted following such Regular Record Date.

(i) Except as provided in Section 9.02(c), the person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Company elects to satisfy the related Conversion Obligation by Combination Settlement), as the case may be. Upon a conversion of Notes, such person shall no longer be a Holder of such Notes surrendered for conversion.

(j) The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Daily VWAP for the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP for the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for conversion, if the Company has elected (or is deemed to have elected) Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period, and any fractional shares remaining after such computation shall be paid in cash.

(k) Notwithstanding anything to the contrary in the Indenture or the Notes, Notes may be converted only in integral multiples of $1,000 principal amount.

Section 9.03. Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes. (a) If the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances set forth below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), determined as set forth below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent from, and including, the Effective Date of such Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the thirty fifth (35th) Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).

(b) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change pursuant to Section 9.01(b)(v), the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 9.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for such Make-Whole Fundamental Change and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional Shares), multiplied by such Stock Price. In such event, the Conversion Obligation shall be paid to Holders in cash on the third (3rd) Business Day following the Conversion Date. The Company shall notify the Trustee, the Conversion Agent (if other than the Trustee) and the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five (5) Business Days after such Effective Date.

(c) The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change. If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five (5) Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of such Make-Whole Fundamental Change. The Company shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, during such five (5) consecutive Trading Day period.

(d) The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate is adjusted pursuant to Section 9.04.

(e) The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 9.03 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$10.69	$11.50	$12.00	$13.10	$14.00	$15.00	$16.00	$17.00	$18.00	$19.00	$20.00	$22.00
May 20, 2014	17.1817	12.7539	10.4767	6.5983	4.3510	2.5972	1.4406	0.7354	0.3716	0.2324	0.1924	0.0000
May 15, 2015	17.1817	13.5548	11.1645	7.0791	4.7029	2.8374	1.5971	0.8280	0.4153	0.2453	0.1948	0.0000
May 15, 2016	17.1817	14.1825	11.6824	7.4039	4.9161	2.9664	1.6708	0.8675	0.4325	0.2506	0.1958	0.0000
May 15, 2017	17.1817	14.6769	12.0594	7.5862	4.9963	2.9822	1.6588	0.8490	0.4202	0.2463	0.1950	0.0000
May 15, 2018	17.1817	14.7884	12.0601	7.4253	4.7783	2.7604	1.4743	0.7249	0.3594	0.2274	0.1916	0.0000
May 15, 2019	17.1817	14.2353	11.4097	6.6759	4.0623	2.1674	1.0523	0.4846	0.2658	0.2062	0.1889	0.0000
May 15, 2020	17.1817	12.6718	9.7216	4.9635	2.5816	1.1090	0.4597	0.2587	0.2145	0.1996	0.1884	0.0000
May 15, 2021	17.1817	10.5929	6.9697	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i) if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365- or 366-day year, as applicable;

(ii) if the Stock Price is greater than $22.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d)), no Additional Shares shall be added to the Conversion Rate; and

(iii) if the Stock Price is less than $10.69 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d)), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding anything to the contrary in the Indenture or the Notes, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 93.5453 shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 9.04.

(f) Nothing in this Section 9.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 9.04 in respect of a Make-Whole Fundamental Change.

Section 9.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 9.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	×	OS1
OS0

where,

CR0	=

the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date, as applicable;

OS0	=	the number of shares of the Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date, as applicable; and

OS1	=	the number of shares of the Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 9.04(a) shall become effective immediately after the open of business on such Ex-Dividend Date or Effective Date, as applicable. If any dividend or distribution of the type described in this Section 9.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than forty five (45) calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate will be increased based on the following formula:

CR1	=	CR0	×	OS0 + X
OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of the Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of the Common Stock issuable pursuant to such rights, options or warrants; and

Y	=

the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance.

Any increase made under this Section 9.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 9.04(b) and for the purpose of Section 9.01(b)(iv)(A), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances described in Section 9.04(a) or Section 9.04(b), (ii) dividends or distributions paid exclusively in cash described in Section 9.04(d), and (iii) Spin-Offs as to which the provisions set forth below in this Section 9.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets, property, rights, options or warrants, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	×	SP0
SP0 – FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=

the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors), as of such Ex-Dividend Date, of the Distributed Property with respect to each outstanding share of Common Stock.

Any increase made under the portion of this Section 9.04(c) shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of the Company’s Capital Stock, evidences of the Company’s indebtedness, other assets or property of ours or rights, options or warrants to acquire the Company’s Capital Stock or other securities that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 9.04(c) by reference to the actual or when-issued trading market for any securities, it shall, in doing, so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 9.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, which Capital Stock or similar equity interest is, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	×	FMV0 + MP0
MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=

the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one (1) share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first ten (10) consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall become effective immediately after the end of the Valuation Period; provided that in respect of any conversion of Notes where the Conversion Date occurs during the Valuation Period, references in the preceding paragraph to ten (10) Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, such Conversion Date. If the Ex-Dividend Date of the Spin-Off is after the tenth (10th) Trading Day immediately preceding, and including, the last Trading Day of any Observation Period in respect of a conversion of Notes, references in the preceding paragraph to ten (10) Trading Days will be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Observation Period.

For purposes of this Section 9.04(c) (and subject in all respect to Section 9.10), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 9.04(c) (and no adjustment to the Conversion Rate under this Section 9.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 9.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Supplemental Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 9.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased by the Company without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution of an amount per share of Common Stock equal to a fraction whose numerator is the aggregate share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants) and whose denominator is the number of shares of Common Stock outstanding as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 9.04(a), Section 9.04(b) and this Section 9.04(c), if any dividend or distribution to which this Section 9.04(c) is applicable also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 9.04(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 9.04(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 9.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 9.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 9.04(a) and Section 9.04(b) with respect thereto shall then be made, except that, if determined by the Company, (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 9.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 9.04(b).

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, other than a regular quarterly cash dividend that does not exceed $0.16625 per share (the “Dividend Threshold,” which shall be subject to adjustment as provided below), the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	×	SP0 – T
SP0 – C

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

T	=

the Dividend Threshold; provided that if the dividend or distribution is not a regular cash dividend, the Dividend Threshold will be deemed to be zero ($0.00) with respect to such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.

The Dividend Threshold shall be subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate made pursuant to the provisions of this Section 9.04; provided that no adjustment shall be made to the Dividend Threshold for any adjustment to the Conversion Rate pursuant to this Section 9.04(d).

Any increase pursuant to this Section 9.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Company’s Board of Directors or a committee thereof determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of the Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	×	AC + (SP1 × OS1)
OS0 × SP1

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the close of business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=

the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) on the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=

the number of shares of Common Stock outstanding immediately after such Expiration Time (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=

the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period (the “Averaging Period”) commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to the Conversion Rate under this Section 9.04(e) shall become effective immediately after the close of business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date; provided that in respect of any conversion of Notes where the Conversion Date occurs during the Averaging Period, references in this Section 9.04(e) with respect to ten (10) Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Expiration Date and the Conversion Date in determining the Conversion Rate. In addition, if the Trading Day next succeeding the Expiration Date is after the tenth (10th) Trading Day immediately preceding, and including, the last Trading Day of any Observation Period in respect of a conversion of Notes, references in this Section 9.04(e) to ten (10) Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the last Trading Day of such Observation Period.

(f) Notwithstanding this Section 9.04 or any other provision of the Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as provided in Section 9.02(i) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 9.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were, as of such record date, the record owner of the shares of Common Stock issuable upon such conversion on an unadjusted basis and shall participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

(h) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 9.04, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall send to the Holder of each Note a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i) Except as described above in this Article 9, the Conversion Rate shall not be required to be adjusted for any transaction or event. Without limiting the foregoing, the Conversion Rate shall not be required to be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv) solely for a change in the par value of the Common Stock or a change in the Company’s jurisdiction of incorporation;

(v) for accrued and unpaid interest, if any; or

(vi) for an event otherwise requiring an adjustment, as described herein if such event is not consummated.

(j) All calculations and other determinations under this Article 9 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share. The Company shall not be required to make an adjustment in the Conversion Rate unless such adjustment would require a change of at least one percent (1%) in the Conversion Rate. However, the Company shall carry forward any adjustments that are less than one percent (1%) of the Conversion Rate and make such carried forward adjustment with respect to Notes converted, regardless of whether the aggregate adjustment is less than one percent (1%), on the Conversion Date for any such Notes (in the case of Physical Settlement) and on each Trading Day of any Observation Period (in the case of Cash Settlement or Combination Settlement) for any converted Notes.

(k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall as soon as reasonably practicable file with the Trustee (and the Conversion Agent, if not the Trustee) an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee (and Conversion Agent) shall have received such Officers’ Certificate, the Trustee (and Conversion Agent) shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. As soon as reasonably practicable after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall send such notice of such adjustment of the Conversion Rate to each Holder. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l) For purposes of this Section 9.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 9.05. Adjustments of Prices. Whenever any provision of the Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a period of multiple days (including an Observation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during such period.

Section 9.06. Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder and that Physical Settlement is applicable).

Section 9.07. Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes in par value, from par value to no par value or from no par value to par value or resulting from a subdivision or combination),

(ii) any consolidation, merger or combination involving the Company,

(iii) any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole or

(iv) any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, or represent solely the right to receive, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event,” and such stock, securities, property or assets, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such transaction, disregarding any provision providing for the payment of cash in lieu of any fractional unit of property, a “Reference Property Unit”), then, notwithstanding anything to the contrary in the Indenture or the Notes, at the effective time of such Merger Event, the consideration due upon conversion of any Notes shall be determined in the same manner as if each reference to any number of shares of Common Stock in this Article 9 were instead a reference to the same number of Reference Property Units. For these purposes, the Daily VWAP or Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If such Merger Event causes the Common Stock to be converted into, or exchanged for, or to represent the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the Reference Property will be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (ii) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock. If the holders of the Common Stock receive only cash in such Merger Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Merger Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 9.03), multiplied by the cash paid per share of Common Stock in such Merger Event and (B) the Company shall settle the Conversion Obligation on the third Business Day immediately following the relevant Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after the same is determined.

At or before the effective date of such Merger Event, the Company will execute and deliver to the Trustee a supplemental indenture pursuant to Section 7.01, which supplemental indenture will (i) provide for subsequent conversions of Notes in the manner set forth in this Section 9.07; and (ii) provide for subsequent anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 9. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including, to the extent required by the Board of Directors and practicable, the provisions providing for the repurchase rights set forth in Article 10.

(b) When the Company executes a supplemental indenture pursuant to subsection (a) of this Section 9.07, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise the Reference Property Unit after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly send notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be sent to each Holder within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 9.07. None of the foregoing provisions shall affect the right of a Holder of Notes to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 9.01 and Section 9.02 prior to the effective date of such Merger Event.

(d) The above provisions of this Section shall similarly apply to successive Merger Events.

(e) In connection with any Merger Event, the Dividend Threshold shall be subject to adjustment as follows:

(i) if the Reference Property for such Merger Event (determined as provided in Section 9.07(a) but excluding any dissenters’ appraisal rights) is composed entirely of shares of common stock (the “Merger Common Stock”), then the Dividend Threshold shall be adjusted as of the effective time of such Merger Event to be equal to the quotient (rounded down to the nearest cent) obtained by dividing (x) the Dividend Threshold immediately prior to such effective time by (y) the number of shares of Merger Common Stock that a holder of one (1) share of Common Stock would receive in such Merger Event (disregarding any provision providing for the payment of cash in lieu of any fractional shares);

(ii) if the Reference Property for such Merger Event (determined as provided in Section 9.07(a) but excluding any dissenters’ appraisal rights) is composed in part of shares of Merger Common Stock, then the Dividend Threshold shall be adjusted as of the effective time of such Merger Event to be equal to the product (rounded down to the nearest cent) of (x) the Dividend Threshold immediately prior to such effective time and (y) the Merger Valuation Percentage for such Merger Event; and

(iii) if the Reference Property of such Merger Event (determined as provided in Section 9.07(a) but excluding any dissenters’ appraisal rights) is composed entirely of consideration other than shares of common stock, the Dividend Threshold at and after the effective time of such Merger Event will be equal to zero.

Section 9.08. Certain Covenants. (a) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges (other than those created by the Holder) with respect to the issue thereof.

(b) The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will use its reasonable efforts to list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 9.09. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 9.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 9.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.2 of the Base Indenture, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 9.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 9.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent as soon as reasonably practicable after the occurrence of any such event or at such other times as shall be provided for in Section 9.01(b).

Section 9.10. Stockholder Rights Plans. If the Company has a stockholder rights plan in effect upon conversion of the Notes, (i) each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the number of rights, if any, provided for under such plan, and (iii) subject to the following sentence, no adjustment to the Conversion Rate shall be made as a result of the issuance of any rights pursuant to any such plan. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of such plan so that the Holders would not be entitled to receive any rights in respect of Common Stock, if any, issuable upon conversion of the Notes, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 9.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 9.11. Ownership Limit. Notwithstanding any other provision of the Indenture or the Notes, no Holder of Notes shall be entitled to convert such Notes into shares of Common Stock to the extent that receipt of such shares would cause such Holder (or any other person) to violate the ownership limitations contained in the Company’s charter, as amended, supplemented or restated from time to time (the “Ownership Limitations”).

If any delivery of shares of Common Stock owed to a Holder upon conversion of Notes is not made, in whole or in part, as a result of the Ownership Limitations, the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such shares as promptly as reasonably practicable after any such converting Holder gives notice to the

Company that such delivery would not result in such Holder being the actual, beneficial or constructive owner of more than 9.8% (by value or number, whichever is more restrictive) of the shares of Common Stock, or of the Company’s outstanding Capital Stock, outstanding at such time.

ARTICLE 10

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 10.01. Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than twenty (20) or more than thirty five (35) Business Days following the date of the Fundamental Change Company Notice (or such later date as is required by applicable law) at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the next Interest Payment Date, in which case the Company shall instead pay, on such Interest Payment Date, the full amount of accrued and unpaid interest to Holders of record as of the close of business on such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 10.

(b) Repurchases of Notes under this Section 10.01 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Securities, if the Notes are Global Securities, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Securities, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i) in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if the Notes are Global Securities, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 10.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 10.02.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c) On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes and the Trustee and the Paying Agent (if not the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Securities, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Simultaneously with providing such notice, the Company shall publish a notice containing the information set forth in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article 10;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Indenture; and

(ix) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 10.01.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

(d) Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 10.02. Withdrawal of Fundamental Change Repurchase Notice. (a) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 10.02 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000,

(ii) if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Securities, the notice must comply with appropriate procedures of the Depositary.

Section 10.03. Deposit of Fundamental Change Repurchase Price. (a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company or any of its Subsidiaries is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 2.5 of the Base Indenture) at or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not duly withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 10.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 10.01. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent), except to the extent set forth in Section 10.01(a) with respect to a Fundamental Change Repurchase Date that falls after a Regular Record Date but on or prior to the next Interest Payment Date, and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price).

(c) Upon surrender of a Physical Note that is to be repurchased in part pursuant to Section 10.01, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 10.04. Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Company will, if required:

(a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

(b) file a Schedule TO or any other required schedule under the Exchange Act; and

(c) otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes,

in each case, so as to permit the rights and obligations under this Article 10 to be exercised in the time and in the manner specified in this Article 10.

ARTICLE 11

REDEMPTION TO PRESERVE REIT STATUS

Section 11.01. Applicability of Article III of the Base Indenture. For purposes of the Notes, this Article 11 shall replace in its entirety Article III of the Base Indenture, and all references in the Base Indenture to Article III thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 11 and the applicable provisions set forth in this Article 11, respectively.

Section 11.02. Redemption to Preserve REIT Status. No sinking fund shall be required for the Notes. The Notes shall not be redeemable by the Company prior to the Maturity Date except to the extent, and only to the extent, necessary to preserve the Company’s status as a REIT. If the Company determines that it is necessary to redeem the Notes prior to the Maturity Date to preserve its status as a REIT, the Company may redeem (a “Redemption”) for cash all or part of the Notes as necessary to preserve REIT status, at the Redemption Price.

Section 11.03. Notice of Redemption; Selection of Notes. (a) In case the Company exercises its right to redeem all or, as the case may be, any part of the Notes pursuant to Section 11.01, it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not less than fifty five (55) calendar days prior to the Redemption Date (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall send a notice of such Redemption (a “Redemption Notice”) not less than twenty seven (27) Scheduled Trading Days nor more than sixty (60) calendar days prior to the Redemption Date to each Holder of Notes so to be redeemed; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee. The Redemption Date must be a Business Day.

(b) The Redemption Notice, if sent in the manner provided in the Indenture, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Redemption Notice by mail, electronic delivery or otherwise or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(c) Each Redemption Notice shall specify:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date (except as provided in the definition of Redemption Price with respect to a Redemption Date that falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date);

(iv) the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v) that Holders may surrender their Notes for conversion at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Redemption Date;

(vi) the procedures a converting Holder must follow to convert its Notes and the Settlement Method and Specified Dollar Amount, if applicable;

(vii) the Conversion Rate and, if applicable, the number of Additional Shares added to the Conversion Rate in accordance with Section 9.03;

(viii) the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(ix) in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and that on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

A Redemption Notice shall be irrevocable.

(d) If fewer than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate and in each case subject to requirements of applicable law and of the applicable Depositary. If any Note selected for redemption is submitted for conversion after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption.

Section 11.04. Payment of Notes Called for Redemption. (a) If any Redemption Notice has been given in respect of the Notes in accordance with Section 11.03, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price, except as provided in the definition of Redemption Price with respect to a Redemption Date that falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b) At or prior to 11:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.5 of the Base Indenture an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made promptly after the later of:

(i) the Redemption Date for such Notes; and

(ii) the time of presentation of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 11.04.

The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

Section 11.05. Effect of Redemption. If by 11:00 a.m. New York City time, on the Redemption Date for a Redemption, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be redeemed on such Redemption Date, then, with respect to the Notes that have been called for such Redemption, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent), except to the extent set forth in the definition of Redemption Price with respect to a Redemption Date that falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Redemption Price).

Section 11.06. Restrictions on Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of the Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

ARTICLE 12

MISCELLANEOUS PROVISIONS

Section 12.01. Certificated Notes. For purposes of the Notes, the first paragraph of Section 2.14.2 shall be deemed to be replaced in its entirety with the following: “Notwithstanding any provisions to the contrary contained in Section 2.7 of the Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.7 of the Indenture for Securities registered in the names of Holders other than the Depositary for such Security or its nominee only if (i) the Company and the applicable beneficial owner of such Global Security so agree; or (ii) (x) such Depositary notifies the Company at any time that it is unwilling or unable to continue as Depositary for such Global Security and a successor Depositary is not appointed within ninety (90) days; (y) such Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within ninety (90) days; or (z) an Event of Default with respect to such Global Security has occurred and is continuing and such beneficial owner requests that such Global Security be issued in physical, certificated form. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.”

Section 12.02. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in the Indenture shall bind its successors and assigns whether so expressed or not.

Section 12.03. Official Acts by Successor Corporation. Any act or proceeding by any provision of the Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 12.04. Governing Law; Jurisdiction. THIS SUPPLEMENTAL INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.05. Legal Holidays. For purposes of the Notes, this Section 12.05 shall replace in its entirety the second sentence of Section 10.7 of the Base Indenture, and any reference in the Base Indenture to the second sentence of Section 10.7 thereof shall be deemed to refer instead to this Section 12.05. In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Redemption Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 12.06. No Security Interest Created. Nothing in the Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 12.07. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.08. Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile transmission or PDF format shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or in PDF format shall be deemed to be their original signatures for all purposes.

Section 12.09. Severability. In the event any provision of this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 12.10. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.11. Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company.

Section 12.12. USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Supplemental Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 12.13. The Trustee. In entering into and performing in accordance with this Supplemental Indenture, the Trustee (in each of its representative capacities, including Conversion Agent and Bid Solicitation Agent) shall have all of the rights, benefits, protections and immunities afforded to it under the Base Indenture, in addition to the rights, benefits, protections and immunities afforded to it hereunder.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Michael A. Bender
Name:	Michael A. Bender
Title:	Chief Financial Officer and Executive Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Lynn M. Steiner
Name:	Lynn M. Steiner
Title:	Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL SECURITY]

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.]

Spirit Realty Capital, Inc.

3.75% Convertible Senior Note due 2021

No. [ ] CUSIP No. [ ]	[Initially][1] $[ ] ISIN No. [ ]

Spirit Realty Capital, Inc., a corporation duly organized and validly existing under the laws of the State of Maryland (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]2 [            ]3, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]4 [of $[            ]]5, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $345,000,000 in aggregate at any time, in accordance with the rules and procedures of the Depositary, on May 15, 2021, and interest thereon as set forth below.

This Note shall bear interest at the rate of 3.75% per year from May 20, 2014, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until May 15, 2021. Interest is payable semi-annually in arrears on each May 15 and November 15, commencing on November 15, 2014, to Holders of record at the close of business on the preceding May 1 and November 1 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in the within-mentioned Supplemental Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to the Supplemental Indenture, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth herein.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

[1]	Include if a global note.
[2]	Include if a global note.
[3]	Include if a physical note.
[4]	Include if a global note.
[5]	Include if a physical note.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

SPIRIT REALTY CAPITAL, INC.

By:
Name:
Title:

Dated: [            ]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee,

hereby certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer

[FORM OF REVERSE OF NOTE]

Spirit Realty Capital, Inc.

3.75% Convertible Senior Note due 2021

This Note is one of a duly authorized issue of Notes of the Company, designated as its 3.75% Convertible Senior Notes due 2021 (the “Notes”), initially limited to the aggregate principal amount of $345,000,000, all issued or to be issued under and pursuant to an Indenture dated as of May 20, 2014 (the “Base Indenture”), as amended and supplemented by the Second Supplemental Indenture dated as of May 20, 2014 (herein called the “Supplemental Indenture”; the Base Indenture, as amended by the Supplemental Indenture, and as it may be further amended or supplemented from time to time with respect to the Notes, the “Indenture”), by and between the Company and Wilmington Trust, National Association (the “Trustee”), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

Subject to the terms on the Indenture, in case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences, subject to the limitations set forth in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes shall be redeemable only in accordance with the terms of the Indenture.

Subject to the terms of the Indenture, upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock (or Reference Property) or a combination of cash and shares of Common Stock (or Reference Property), as applicable, based on the applicable Conversion Rate.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	=	as tenants in common

UNIF GIFT MIN ACT	=	Uniform Gifts to Minors Act

CUST	=	Custodian

TEN ENT	=	as tenants by the entireties

JT TEN	=	joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A6

SCHEDULE OF EXCHANGES OF NOTES

Spirit Realty Capital, Inc.

3.75% Convertible Senior Notes due 2021

The initial principal amount of this Global Security is [    ] Dollars ($[            ]). The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized Signatory of Trustee

[6]	Include if a global note.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To: Spirit Realty Capital, Inc.

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into the consideration due thereupon in accordance with the terms of the Indenture referred to in this Note, and directs that such consideration, and any Notes representing any unconverted principal amount hereof, be issued or delivered, as the case may be, to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 9.02(d) and Section 9.02(e) of the Supplemental Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: Spirit Realty Capital, Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Spirit Realty Capital, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date, in accordance with the Indenture referred to in this Note, and hereby requests and instructs the Company to pay to the registered holder hereof in accordance with Section 10.01 of the Supplemental Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other TaxpayerIdentification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.